EXHIBIT (d)(7)

SECOND AMENDMENT TO AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT
THIS SECOND AMENDMENT to the Amended and Restated Investment Advisory Contract, is made as of the 20th day of November, 2017, between Guggenheim Variable Funds Trust, a Delaware statutory trust (the “Trust”), and Security Investors, LLC, a Kansas limited liability company (the “Management Company”).
WHEREAS, the Trust, on behalf of Series E (Total Return Bond Series), a series of the Trust (the “Series”), and other series of the Trust, and the Management Company are parties to an Amended and Restated Investment Advisory Contract made as of October 20, 2014 (the “Agreement”); and
WHEREAS, the parties amended the Agreement effective as of May 1, 2017 (the “First Amendment”) to introduce a breakpoint in the advisory fee schedule for the Series; and
WHEREAS, the parties hereby wish to amend the Agreement to reduce the advisory fee for the Fund.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1.
The compensation payable by the Series to the Management Company pursuant to Section 5(a) of the Agreement is revised effective as of November 20, 2017 to provide that Series E (Total Return Bond Series) shall pay the Management Company an annual fee computed on a daily basis equal to 0.39 percent of the average daily closing value of the net assets of Series E (Total Return Bond Series).

2.	The advisory fee breakpoint introduced by the First Amendment for the Series is hereby terminated.

3.	Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

EXHIBIT (d)(7)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

GUGGENHEIM VARIABLE FUNDS TRUST		SECURITY INVESTORS, LLC

By:		By:
Name:	Amy J. Lee	Name:	Amy J. Lee
Title:	Chief Executive Officer	Title:	Senior Vice President and Secretary

[Signature Page to Second Amendment to Amended and Restated Investment Advisory Contract]